UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2010
Date of earliest event reported

OCZ TECHNOLOGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53633	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6373 San Ignacio Avenue, San Jose, California 95119
(Address of Principal Executive Offices)

(408) 733-8400
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010, Sunit Saxena, Chairman of the Audit Committee of the Board of Directors (the “Board”) of OCZ Technology Group, Inc. (“OCZ”) since he joined the Board on March 23, 2010, tendered his resignation. Mr. Saxena resigned solely because Mr. Saxena and OCZ disagreed about the interpretation of prior discussions regarding the level of Mr. Saxena’s compensation for his service to the Board.   Mr. Saxena has explicitly stated to OCZ that he has not reviewed any of the following: OCZ’s internal controls, accounting policies, procedures, practice, other accounting issues or audit findings.OCZ does not expect that this will have any effect on the timing of disclosure of its financial statements for the year ended February 28, 2010.  Two other independent directors appointed concurrently with Mr. Saxena, Adam Epstein and Richard Hunter, remain on both the audit committee and the Board.  Ryan Petersen, OCZ’s President  & Chief Executive Officer, and Kerry Smith, OCZ’s Chief Financial Officer also remain member of the Board.

Mr. Saxena’s resignation means that OCZ currently has neither a majority of independent Board members nor three independent Board members on the audit committee as required by NASDAQ’s corporate governance requirements.  This may trigger a deficiency letter from NASDAQ informing OCZ that it needs to appoint a new independent Board member to both the Board and the audit committee within the time period prescribed by NASDAQ’s rules or face delisting.  OCZ intends to appoint a successor to Mr. Saxena to both the Board and audit committee within the time frame required by the NASDAQ rules and thereby remain listed on NASDAQ.

Mr. Saxena’s resignation notice is being filed with this Current Report as Exhibit 99.1.  OCZ has provided Mr. Saxena a copy of this disclosure it is making in response to this Item 5.02 no later than the date of filing of this Current Report with the Securities and Exchange Commission (“SEC”).  OCZ will provide Mr. Saxena with the opportunity to furnish OCZ as promptly as possible with a letter addressed to OCZ stating whether he agrees with the statement made by OCZ in response to this Item 5.02 and, if not, stating the respects in which he does not agree.  OCZ will file any letter received from Mr. Saxena with the SEC as an exhibit by amendment to this Current Report within two business days after receipt by OCZ.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Notice of resignation by Mr. Sunit Saxena, dated May 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 10, 2010

OCZ TECHNOLOGY GROUP, INC.

By	/s/ Ryan M. Petersen
Ryan M. Petersen President & CEO